Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 07/20/2022 09:07 AM
Original ID: 2019-000840011
Amendment ID: 2022-003746659

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

AURI INC

2. Article number(s) 10 is amended as follows:
***See checklist below for article number information.**

Increase authorized shares by 10,000,000,000 (10 billion shares) , for total authorized 13,000,000,000 (13 billion shares)

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

Received
JUL 20 2022
Secretary of State
Wyoming

4. The amendment was adopted on 07/07/2022
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check __only one__ appropriate field to indicate the party approving the amendment.)*

- [x] **__Shares were *not* issued__** and the board of directors or incorporators have adopted the amendment.

__OR__

- [ ] **__Shares were issued__** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

__OR__

- [ ] **__Shares were issued__** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ______________________ **Date:** 07/20/2022

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: EDWARD VAKSER

Contact Person: EDWARD VAKSER

Title: President

Daytime Phone Number: 214-418-694-

Email: 24903@gmail.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

__Checklist__

- [x] ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] **Processing time is up to 15 business days** following the date of receipt in our office.
- [ ] *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- [ ] Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- [ ] Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

RECEIPT

Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020

UTILICRAFT AEROSPACE INDUSTRIES INC
2504 NORTHCREST DR
PLANO, TX 75075

RECEIPT INFORMATION

Receipt #: **002649364**
Receipt Date: **07/20/2022**
Processed By: **Bailey Johnson**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Common Amendment - Profit Corporation - Domestic	2022-003746659	1	$60.00	$60.00

TOTAL CHARGES PAID $60.00

Description of Payment	Reference	Amount
Payment-Check / Money Order	1024	$60.00

TOTAL PAYMENT $60.00

In Reference To:
AURI INC. (2019-000840011); Amendment ID: 2022-003746659

PAD or Billing Questions?
(307) 777-5343
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